As filed with the U.S. Securities and Exchange Commission on May 14, 2026.
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Cerebras Systems Inc.
(Exact name of Registrant as specified in its charter)

Delaware	81-2256092
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
1237 E. Arques Avenue
Sunnyvale, California 94085
(650) 933-4980
(Address of Principal Executive Offices) (Zip Code)
Cerebras Systems Inc. 2016 Equity Incentive Plan
Cerebras Systems Inc. 2026 Incentive Award Plan
Cerebras Systems Inc. 2026 Employee Stock Purchase Plan
(Full title of the plan)
Andrew D. Feldman
Chief Executive Officer and President
Cerebras Systems Inc.
1237 E. Arques Avenue
Sunnyvale, California 94085
(650) 933-4980
(Name, address and telephone number, including area code, of agent for service)
Copies to:

Tad J. Freese Sarah B. Axtell Zuzanna V. Gruca Latham & Watkins LLP 801 Jefferson Avenue, Suite 300 Redwood City, California 94063 (650) 328-4600	Shirley X. Li Christopher Ing Cerebras Systems Inc. 1237 E. Arques Avenue Sunnyvale, California 94085 (650) 933-4980
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by Cerebras Systems Inc. (the “Registrant”) with the SEC are incorporated by reference into this Registration Statement:
(a)Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on May 11, 2026 (File No. 333-295145), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;
(b)the Registrant’s Prospectus to be filed on or about May 14, 2026 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-295145); and
(c)the description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-43284), filed by the Registrant with the SEC under Section 12(b) of the Exchange Act on May 11, 2026, including any amendment or report filed for the purpose of updating such description.
All reports and documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
See the description of the Registrant’s Class A common stock and Class B common stock contained in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-295145).
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
The Registrant is governed by the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”). Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending, or completed actions, suits, or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee, or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Article 8 of the Registrant’s amended and restated certificate of incorporation, which will become effective immediately prior to the completion of the Registrant’s initial public offering, provides for indemnification by the Registrant of its directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law. The Registrant has entered into or intends to enter into indemnification agreements with each of its current directors, executive officers, and certain other officers to provide these directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws, which will become effective immediately prior to the completion of the Registrant’s initial public offering, and to provide additional procedural protections. As of the date of this Registration Statement, there is no pending litigation or proceeding involving a director or executive officer of the registrant for which indemnification is sought.
Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in the case of directors, for unlawful payments of dividends or unlawful stock repurchases, redemptions, or other distributions, or (iv) for any transaction from which the director or officer derived an improper personal benefit, provided that officers may not be indemnified for actions by or in the right of the corporation. The Registrant’s amended and restated certificate of incorporation, which will become effective immediately prior to the completion of the Registrant’s initial public offering, provides for such limitation of liability.
The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (b) to the Registrant with respect to payments that may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.
See also the Undertakings set forth in the response to Item 9 herein.
Item 7. Exemption From Registration Claimed.
Not applicable.

Item 8. Exhibits.

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation, as amended, as currently in effect	S-1	333-295145	3.1	April 17, 2026

4.2	Form of Amended and Restated Certificate of Incorporation, to be in effect immediately prior to the completion of the Registrant’s initial public offering	S-1	333-295145	3.2	April 17, 2026

4.3	Bylaws, as currently in effect	S-1	333-295145	3.3	April 17, 2026

4.4	Form of Amended and Restated Bylaws, to be in effect immediately prior to the completion of the Registrant’s initial public offering	S-1	333-295145	3.4	April 17, 2026

4.5	Form of Class A Common Stock Certificate	S-1	333-295145	4.2	April 17, 2026

4.6*	Form of Class B Common Stock Certificate

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2*	Consent of BDO USA, P.C., independent registered public accounting firm

23.3*	Consent of KPMG LLP, independent registered public accounting firm

24.1*	Power of Attorney (included on the signature page to the Registration Statement)

99.1#	Cerebras Systems Inc. 2016 Equity Incentive Plan, as amended	S-1	333-295145	10.2(a)	April 17, 2026

99.2#	Form of Notice of Stock Option Grant and Stock Option Agreement under the 2016 Equity Incentive Plan	S-1	333-295145	10.2(b)	April 17, 2026

99.3#
Form of Notice of Restricted Stock Unit Award Grant and Restricted Stock Unit Agreement under the 2016 Equity Incentive Plan Form of Notice of Restricted Stock Unit Award Grant and Restricted Stock Unit Agreement under the 2016 Equity Incentive Plan
		S-1	333-295145	10.2(c)	April 17, 2026

99.4#	Cerebras Systems Inc. 2026 Incentive Award Plan	S-1/A	333-295145	10.3(a)	May 11, 2026

99.5#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2026 Incentive Award Plan	S-1	333-295145	10.3(b)	April 17, 2026

99.6#	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2026 Incentive Award Plan	S-1	333-295145	10.3(c)	April 17, 2026

99.7#	Cerebras Systems Inc. 2026 Employee Stock Purchase Plan	S-1/A	333-295145	10.4	May 11, 2026

107.1*	Filing Fee Table
_______________
*Filed herewith.
#    Indicates management contract or compensatory plan.
Item 9. Undertakings.
(a)The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 14th day of May, 2026.

CEREBRAS SYSTEMS INC.

By:	/s/ Andrew D. Feldman
Name:	Andrew D. Feldman
Title:	Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew D. Feldman, Robert Komin, and Shirley X. Li, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place, or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew D. Feldman	Chief Executive Officer, President, and Director (Principal Executive Officer)	May 14, 2026
Andrew D. Feldman

/s/ Robert Komin	Chief Financial Officer (Principal Financial Officer)	May 14, 2026
Robert Komin

/s/ Yagnesh Patel	Chief Accounting Officer (Principal Accounting Officer)	May 14, 2026
Yagnesh Patel

/s/ Paul Auvil	Director	May 14, 2026
Paul Auvil

/s/ Elena Donio	Director	May 14, 2026
Elena Donio

/s/ Lior Susan	Director	May 14, 2026
Lior Susan

/s/ Steve Vassallo	Director	May 14, 2026
Steve Vassallo

/s/ Eric Vishria	Director	May 14, 2026
Eric Vishria